Exhibit 99.1

GLUCOTRACK ANNOUNCES THE APPOINTMENT OF ANDY BALO TO BOARD OF DIRECTORS

Diabetes industry veteran joins Glucotrack’s Board to support bringing novel continuous blood glucose monitoring technology to people with diabetes

Rutherford, NJ, June 20, 2024 (GLOBE NEWSWIRE) -- Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced that it has appointed Andy Balo to its Board of Directors, effective immediately.

Mr. Balo brings decades of regulatory, clinical and quality experience in the medical technology industry. In 2002 he joined Dexcom as part of the original executive team where he remained for the next 22 years playing a critical role in shaping the company’s future. During his tenure, he was responsible for numerous glucose monitoring regulatory submissions and clinical trials worldwide and coordinated quality activities across multiple manufacturing facilities. In March 2024, Mr. Balo retired from Dexcom as Executive Vice President of Clinical, Global Access, and Medical Affairs. Prior to joining Dexcom, Mr. Balo held several leadership positions at St. Jude Medical, including Corporate Vice President of Regulatory, Clinical, and Quality, and also served in executive roles at Baxter, Pacesetter and Endocardial Solutions.

Mr. Balo is widely regarded as an industry expert in regulatory and clinical strategies. He has served on several FDA panels as an industry representative, spanning cardiovascular, neurological, and gastrointestinal technologies. He has been instrumental in bringing several breakthrough medical devices to market, including continuous glucose monitors, tissue-based and mechanical heart valves, 3-D electrophysiology mapping devices, pacemakers, and has obtained approval for over 100 PMAs, PMA supplements and 510ks.

Mr. Balo holds a Bachelor of Science degree in microbiology and chemistry from the University of Maryland and completed graduate studies at UCLA.

“We are honored to have Andy join our Board of Directors,” said Paul Goode, PhD, CEO of Glucotrack. “He is nationally recognized as a thought leader in the regulatory and clinical landscape, and his experience in diabetes and cardiovascular technologies will be invaluable as we move into human clinical studies for our unique technology. Additionally, Andy is an authentic, driven and passionate leader who will help guide the company through our regulatory, clinical and commercialization milestones.”

“I am excited to be joining the Board of such an innovative and nimble medical technology company,” said Mr. Balo. “Glucotrack’s continuous blood glucose monitor (CBGM) is a very compelling product that bridges diabetes and cardiovascular technology, leveraging established techniques and tools to create a truly differentiated glucose monitoring product. I look forward to working with the Board and the leadership team to bring this groundbreaking technology to people living with diabetes every day.”

For more information about Glucotrack, visit glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

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About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 2+ years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 28, 2024.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com